ENOVA CORPORATION
                     1997 DEFERRED COMPENSATION AGREEMENT
                              FOR OFFICERS #1

                          (1997 BASE COMPENSATION)
                               (1998 BONUS)


 ......THIS AGREEMENT is made and entered into this _____ day of
December, 1996, by and between Enova Corporation or any of its subsidiaries, (hereinafter "Company") and ________________________ (hereinafter "Officer"), an elected Officer of Company.

                                WITNESSETH:

 ......WHEREAS, in addition to 1997 base compensation, incentive compensation payable in the form of a single sum cash bonus may be paid to Officer in 1998 for outstanding performance in 1997 ("1998 Bonus");

 ......WHEREAS, Officer and Company desire that the payment of said 1997 base compensation and/or 1998 bonus to Officer be deferred, pursuant to the terms and provisions of this Agreement; and

 ......NOW, THEREFORE, the parties hereto hereby agree as follows:

 ......1....This Agreement shall be effective on the first date after its execution upon which Officer's bonus would otherwise be payable to Officer for outstanding performance and shall continue in effect until this Agreement is terminated as provided herein.

 ......2....Company shall credit to an account on Company's books, in
Officer's name, that portion of such Officer's bonus otherwise payable to Officer as may be specified by Officer on an Election Form submitted to Company simultaneously with the execution of this Agreement. If an Officer has elected to defer 100% of such Officer's bonus (pursuant to Deferred Compensation Agreements for Officers #1 and #3) and the Officer is also participating in the Savings Plan of San Diego Gas & Electric, which has been adopted by the Company, to the maximum extent permissible, such Officer may also elect to defer, and Company shall credit to the Officer's account, a portion of such Officer's base compensation (in equal bi-weekly installments of whole dollar amounts).

 ......3....There shall be credited to Officer's account an additional amount equal to seven and eighty-five one-hundredths percent (7.85%) per annum computed on the balance in Officer's account as of the end of each month; provided, however, that Company reserves the right to increase or decrease from time to time such amounts to be credited to the account after the date of such increase or decrease, provided that upon a "change-in-control" (as defined in the Enova Corporation 1986 Long-Term Incentive Plan) the percentage used shall not decrease to less than the last published percentage shown in Moody's Average of Yields on Public Utility Bonds for a utility having a rating equivalent to SDG&E.

 ......4....All amounts credited to Officer's account pursuant to paragraphs 2 and 3 hereof shall be paid to Officer on the date(s) specified by Officer on this Agreement's Election Form. In the event of Officer's death after installment payments to Officer have commenced hereunder, installment payments shall continue to be paid to the person(s) specified by Officer on the Election Form for the remainder of the period selected by Officer on this Agreement's Election Form. In the event of Officer's death before any payment has been made under this Agreement, Officer's account shall be distributed or commence to be distributed, as soon as administratively practicable after Officer's death, to the person(s) specified by Officer on this Agreement's Election Form in the form and over the period selected on such Election Form. The Company's Board of Directors or Executive Compensation Committee may, in its sole discretion, provide instead for payment of the amount in Officer's account to Officer's beneficiary in a form and over a period determined by the Board or Committee except that the Board or Committee's authority and discretion to change the form or period of distribution shall terminate upon such a "change-in-control." If Officer's spouse is the beneficiary, the annual amount of any installment payments under this paragraph 4 shall at least equal the entire annual income earned by the account and if the spouse dies prior to distribution of all amounts in Officer's account, all undistributed income on such account shall be distributed to the spouse's estate.
Upon the death of Officer's beneficiary, the balance in Officer's account (after the application of the previous sentence, if the spouse is the beneficiary) shall be distributed to the person(s) designated by the beneficiary on a form provided by Company or, if no designation is made, to the beneficiary's estate.

 ......5.....All amounts credited to Officer's account pursuant to paragraphs 2 and 3 hereof may be used to purchase common stock of Enova Corporation or other equity securities, subject to the following conditions:

 ...........a.....All such purchases must be made through a stock equivalent tracking device, a "rabbi trust" or other similar instrument that causes the deferred amount not to become taxable;

 ...........b.....Equity securities of other entities may be purchased only if the Officer has met or is expected to meet, under the normal course of events, the Company's Enova Corporation stock ownership requirement;

 ...........c.....If the Officer becomes subject to a higher Enova
Corporation stock ownership requirement, the Officer may retain any then current investment in equity securities of other entities, but shall not make additional purchases of other equity securities until the higher Enova Corporation stock ownership requirement has been met or is expected to be met under the normal course of events; and

 ...........d.....All such purchases must be made in accordance with applicable Company procedures, as they may be amended from time to time.

 ......6.....No amounts credited to Officer's account may be assigned, transferred, encumbered, or made subject to any legal process for the payment of any claim against Officer, Officer's spouse or beneficiary. In no event shall Officer, Officer's spouse or beneficiary have the right to recover any amounts credited to Officer's account other than in accordance with this Agreement.

 ......7.....Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship
between Company and the Officer or any other person.   To the extent
that any person acquires a right to receive payments from Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of Company. Except as provided in paragraph 5 of this Agreement, title to and beneficial ownership of any assets, whether cash or investments which Company may earmark to pay the deferred compensation hereunder, shall at all times remain assets of Company and neither the Officer nor any other person shall, under this Agreement, have any property interest whatsoever in any specific assets of Company.

 .....8.....The existence of this Agreement shall not confer upon any
Officer any right to continue to serve as an Officer for any period of time.

 .....9.....This Agreement  may be terminated by Company upon 30 days written notice to the Officer. Such termination shall be applicable only with respect to bonuses and/or base compensation payable to Officer on and after the first day of the calendar year following the date of termination. Funds previously deferred and credited (and income earned on such funds) will continue to be governed by the applicable year's Officer's Deferred Compensation Agreement Election Form and paragraph 3 of this Agreement.

 ......10.....Officer acknowledges that Officer has been advised that
Officer may confer with and seek advice from a tax or financial advisor of Officer's choice concerning this deferral. Officer further acknowledges that Officer has not received tax advice from Company nor has Officer relied upon information provided by Company in electing to make this deferral.

 ......IN WITNESS WHEREOF, this Agreement has been executed on the day and year written above.

OFFICER..............................COMPANY



________________________________.....By __________________________
Signature of Officer............ ....Company _____________________
 .....................................Title _______________________